Exhibit 99.1
                                                                   ------------



Name and Address of Reporting Person:      Leslie H. Wexner
                                           c/o Limited Brands, Inc.
                                           Three Limited Parkway
                                           Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:  Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):           5/8/2006


                               Amount of
                              Securities
                             Beneficially
                                 Owned                 Ownership
                               Following                 Form:
                               Reported              Direct (D) or                 Nature of Indirect
Title of Security           Transaction(s)            Indirect (I)                Beneficial Ownership
-----------------           --------------            ------------                --------------------
Common Stock               15,000,000  (6)                I (3)             The Family Trust

Common Stock                8,657,998                     I  (3)            Foxcote One

Common Stock                7,274,566                     D/I  (1)          (1)

Common Stock                6,833,653  (6)                D/I  (2)          (2)

Common Stock                4,892,608                     I  (3)            Wexner Personal Holdings
                                                                            Corporation

Common Stock                4,571,601                     I  (3)            R.H.R.E.I. Trust

Common Stock                3,300,568                     I  (3)            Trust 600

Common Stock                2,885,305                     I  (4)            Foxcote Two

Common Stock                1,309,966  (5)                I  (3)            Held in Limited Brands, Inc.
                                                                            Savings and Retirement Plan for
                                                                            Leslie H. Wexner's account


See Notes on next page.

Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               5/8/2006


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of April 30, 2006. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6)   Reflects the transfer, on March 31, 2006, of 15,000,000 shares from Leslie
      H. Wexner to The Family Trust (in a transaction exempt under Rule 16a-13).



Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                         Abigail S. Wexner

Address of Joint Filer:                      c/o Limited Brands, Inc.
                                             Three Limited Parkway
                                             Columbus, OH  43216

Relationship of Joint Filer to Issuer:       Director

Issuer Name and Ticker or Trading Symbol:    Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):             5/8/2006

Designated Filer:                            Leslie H. Wexner



SIGNATURE:

/s/ Abigail S. Wexner
----------------------------
Abigail S. Wexner


May 10, 2006
------------
Date